For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces First Quarter 2020 Results

WEST PALM BEACH, Fla., May 11, 2020—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 134 hotels wholly or through joint ventures, today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Operating Results

•Portfolio Revenue per Available Room (RevPAR) – Declined 21.8 percent to $96, compared to the 2019 first quarter. Average daily rate (ADR) decreased 5.2 percent to $153, and occupancy dropped 17.5 percent to 63 percent.
•Net income (loss) – Declined $29.7 million to a loss of $(28.1) million for the 2020 first quarter compared to the 2019 first quarter, due primarily to a $15.3 million impairment on its investment in the Inland joint venture. Net loss per diluted share was $0.59 versus net income per diluted share of $0.03 last year.
•Adjusted EBITDA – Decreased $10.5 million to $16.5 million.
•Adjusted FFO – Declined $9.9 million to $6.3 million. Adjusted FFO per diluted share was $0.13, compared to $0.34 in the 2019 first quarter.
•Operating Margins – Comparable hotel gross operating profit margins weakened 590 basis points to 38.0 percent. Comparable Hotel EBITDA margins were down 800 basis points to 27.6 percent.

The following chart summarizes the consolidated financial results for the three months ended March 31, 2020 and 2019 based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(28.1)	$1.6
Diluted net income (loss) per common share	$(0.59)	$0.03
GOP Margin	38.0%	43.6%
Hotel EBITDA Margin	27.6%	35.3%
Adjusted EBITDA	$16.5	$27.0
AFFO	$6.3	$16.2
AFFO per diluted share	$0.13	$0.34
Dividends per share	$0.22	$0.33

The below chart summarizes key hotel financial statistics for the 40 comparable operating hotels owned as of March 31, 2020 (does not include two hotels sold in 2019):

	Three Months Ended
	March 31,
	2020	2019
RevPAR	$95.7	$122.3
ADR	$152.6	$160.9
Occupancy	62.7%	76.0%
GOP Margin	38.0%	43.9%
Hotel EBITDA Margin	27.6%	35.6%

2020 RevPAR performance for Chatham’s six largest markets include:

•Silicon Valley RevPAR declined 30.8 percent with one hotel under renovation.
•RevPAR at its two San Diego hotels decreased 22.0 percent.
•Washington, D.C. RevPAR weakened 15.5 percent.
•RevPAR at its three coastal hotels in Maine and New Hampshire declined 18.0 percent.
•At its four Houston hotels, RevPAR decreased 23.2 percent.
•Two Los Angeles-area hotels experienced a 25.6 percent RevPAR decline.

Hotel Investments

During the 2020 first quarter, the company completed the renovations of the Residence Inn Sunnyvale, Calif., #2. The company commenced renovations on the Residence Inn in Anaheim, Calif., and the Residence Inn in New Rochelle, New York during the first quarter with expected completion in the second quarter. All remaining renovations planned to commence later in 2020 have been deferred until at least 2021.

Other than the Warner Center development, the company also has suspended all remaining capital projects, other than projects required by local fire and life safety regulations or expenditures for emergency purposes.

Hotel Under Development

Chatham is developing and constructing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $65 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to date of approximately $27 million. The company has self-mandated a slowing of the development activity due to restrictions related to COVID-19.

Capital Markets & Capital Structure

As of March 31, 2020, the company had net debt of $609.6 million (total consolidated debt less unrestricted cash). Total debt outstanding was $667.8 million at an average interest rate of 4.4 percent, comprised of $494.6 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $173.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.5 percent interest rate.

Chatham’s leverage ratio was approximately 35.6 percent on March 31, 2020, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024, with the earliest maturity in 2021. As of March 31, 2020, Chatham’s proportionate share of joint venture debt and unrestricted cash was $165.9 million and $1.8 million, respectively.

On May 6, 2020, Chatham amended its credit facility. Key terms of the amendment, which are applicable during the waiver period, are as follows:

•Waiver of key financial covenants through March 31, 2021.
•Allows for full utilization of entire $250 million credit facility.
•Applicable margin on borrowings set at LIBOR plus 250 basis points if borrowings on the credit facility are under $200 million and LIBOR plus 300 basis points if borrowings are over $200 million. LIBOR floor is set at 50 basis points.
◦The applicable margin was set to increase to 225 basis points.
•Equity pledges on the 18 borrowing base assets.
•Must maintain minimum liquidity of $25 million whether in cash or available capacity under the credit facility.
•Certain limitations on the incurrence of additional indebtedness.
•Common share dividends are allowed but limited to 100 percent of REIT taxable income, and any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

Joint Venture Investments

During the 2020 first quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $1.8 million and $(0.3) million, respectively, compared to 2019 first quarter Adjusted EBITDA and FFO of approximately $3.2 million and $0.7 million, respectively.

RevPAR for the two joint ventures was down approximately 18 percent in the 2020 first quarter and Chatham received no distributions from its joint venture investments during the quarter.

Both joint ventures have not made their respective debt service payments in April and May. Colony and Chatham are in active negotiations with the respective servicers to seek various relief, including interest forbearance, temporary use of capital expenditure reserves to fund interest payments and hotel operations. The debt of the joint ventures is non-recourse to Chatham except for customary non-recourse carveout provisions such as fraud, material and intentional misrepresentations and misapplication of funds, and defaults under the joint venture debt do not trigger cross-defaults under any Chatham debt.

Dividend

Chatham paid 2020 dividends of $0.22 per common share during the first quarter and has indefinitely suspended its monthly dividend. Any dividend required for Chatham to maintain its REIT status for 2020 will be declared in the 2020 fourth quarter and paid in January 2021. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

COVID-19 Hotel Operations Update

The below chart summarizes monthly RevPAR statistics by month during 2020 for the company’s 40 comparable hotels:

	January	February	March	April
RevPAR - 2020	$103.4	$123.3	$62.1	$23.8
RevPAR – 2019	$104.3	$122.7	$140.1	$137.9
% Change in RevPAR	(0.8)%	0.5%	(55.6)%	(82.7)%
RevPAR Index	119	120	127	~ 155

Chatham began to see accelerating declines in nightly room revenue during the second week of March. Chatham’s nightly portfolio occupancy fell below 60 percent on March 12, 2020. Since that date, the lowest single night occupancy was approximately 17 percent on March 29, 2020 and since March 29, 2020, the highest single night occupancy was 30 percent on May 6, 2020. Occupancy for the month of April was 24 percent, month-to-date occupancy in May is 29 percent through May 7, 2020. ADR for the portfolio has declined since the second week of March. Since then, the lowest nightly ADR occurred on May 7, 2020 at $90. ADR for the month of April was $101 and month-to-date ADR in May is $91. Since March 12, 2020, the lowest single night RevPAR was $20 on March 29, 2020 and the highest single night RevPAR since March 29, 2020 was $28 on May 6, 2020.

“Our teams at Chatham and Island Hospitality are working vigorously to maximize revenue, and we have aggressively cut operating costs and deferred all non-essential capital expenditures to minimize the adverse effects on cash flow,” commented Jeffrey H. Fisher, Chatham’s president and chief executive officer. “We have the experience to persevere through difficult situations having lived through numerous cycles and shocks to the industry. We are thankful to have this platform that enables us to move effectively, aggressively and quickly.”

Chatham and Island Hospitality have taken dramatic actions at its hotels, including:

•Laid off or furloughed almost 70 percent of its employees beginning in mid-March.
•Reduced service levels at hotels (less frequent room cleaning, reduced or eliminated breakfast offerings and hospitality hours).
•Reduced staffing at low occupancy hotels to absolute minimum levels.
•Consolidated key operations of nearby hotels (Silicon Valley, Houston Medical Center, Houston West University, Dallas, Denver and Summerville) to gain greater economies of scale.
•Successfully secured unique sources of demand for many of Chatham’s hotels through exhaustive direct sales efforts.

Over 70 percent of Chatham’s 2019 hotel EBITDA was generated from extended-stay brands, with Residence Inn and Homewood Suites comprising approximately 66 percent of its hotel EBITDA. Additionally, more than 96 percent of Chatham’s rooms are characterized as limited-service rooms, the highest percentage among public lodging REITs.

“These attributes position us well for current demand as evidenced by our ability to sharply increase RevPAR index in March and April. As markets reopen, we are situated to capture more of the forthcoming demand and better bridge the gap to recovery. Our hotels are benefitting from the closure of many other (mostly full-service) hotels in our markets, and since our hotels are open, there will be minimal costs related to ramping up our hotels when the economic recovery begins. We are able to generate more revenue, retain more employees, lose less money and better our overall cash position by remaining open,” Fisher noted.

COVID-19 Corporate Update

Chatham has taken aggressive corporate actions to mitigate the operating and financial impact of the COVID-19 (coronavirus) pandemic. Some of the major steps include:

•Suspended its monthly dividend entirely, preserving approximately $5.3 million per month and approximately $64 million on an annualized basis.
•Reduced its 2020 capital expenditures budget by approximately $10 million or 45 percent.
•Drew down cash on its credit facility, increasing its cash liquidity position to approximately $58 million as of March 31, 2020.
•Amended its credit facility on May 6, 2020 to provide covenant relief and full access to its entire $250 million capacity.
•Chatham currently has 6 unencumbered hotels available as collateral to source additional liquidity.
•Negotiated three-month deferral of interest, principal amortization and capital expenditure reserve contributions for its Residence Inn New Rochelle mortgage loan.
•Temporarily reduced compensation for its executive officers and employees. Fisher and Dennis Craven, executive vice president and chief operating officer, have both volunteered to reduce their salaries by 50 percent. Jeremy Wegner, chief financial officer, and all other corporate employees have temporarily reduced their salary by 25 percent.
•Lessened compensation for its Board of Trustees who voluntarily agreed to temporarily reduce their proposed 2020 base compensation by approximately 25 percent.

“We have taken meaningful short-term measures to protect long-term value for our shareholders and employees, preserving as much cash flow as possible and making additional liquidity available should the need arise if the recovery is slower than expected,” stated Dennis Craven, Chatham’s chief operating officer. “We appreciate the commitment of our employees and support of our lenders, banks and vendors during these unprecedented times. We are hopeful that people will have the confidence to resume travel, though we expect demand will recover slowly. Our actions provide us the stability to withstand a slow recovery.”

The company withdrew its original guidance for the remainder of 2020 on March 10, 2020 and will not issue new guidance due to the uncertainty caused by the COVID-19. The company does not expect to pay any additional dividends for the remainder of 2020.

Chatham has estimated liquidity of $135 million including cash of approximately of $58 million as of March 31, 2020 and remaining borrowing capacity on the credit facility of $77 million. On a pro forma basis as of March 31, 2020, assuming the $250 million facility is fully drawn plus $495 million of outstanding secured debt, the company’s pro forma leverage would be 40 percent based on the ratio of the company’s pro forma net debt to hotel investments at cost. Additionally, Chatham has six unencumbered hotels with a total aggregate investment of $276 million as of March 31, 2020.

Chatham’s current estimate of monthly cash flow after debt service and before capital expenditures is projected based on certain revenue per available room (RevPAR) levels (April RevPAR was approximately $24) and does not include any payments related to its Warner Center development which has been temporarily slowed due to restrictions related to COVID-19:

	Portfolio RevPAR
	$25	$50	$75	$100
Cash (used) / retained	$(6.5)	$(3.5)	$(1.5)	$1.0

Capital expenditures for the remainder of the year are estimated to be $7 million, excluding any spending related to the Warner Center development.

Earnings Call

The company will hold its first quarter 2020 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto either www.chathamlodgingtrust.com or www.streetevents.com or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Monday, May 18, 2020, by dialing 1-844-512-2921, reference number 13703307. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 134 hotels totaling 18,442 rooms/suites, comprised of 40 properties it wholly owns with an aggregate of 6,092 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 94 hotels with an aggregate of 12,350 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets:
Investment in hotel properties, net	$1,339,778	$1,347,116
Investment in hotel properties under development	26,693	20,496
Cash and cash equivalents	57,972	6,620
Restricted cash	11,599	13,562
Investment in unconsolidated real estate entities	—	17,969
Right of use asset, net	21,115	21,270
Hotel receivables (net of allowance for doubtful accounts of $340 and $451, respectively)	2,801	4,626
Deferred costs, net	4,094	4,271
Prepaid expenses and other assets	6,011	2,615
Deferred tax asset, net	29	29
Total assets	$1,470,092	$1,438,574
Liabilities and Equity:
Mortgage debt, net	$493,265	$495,465
Revolving credit facility	173,000	90,000
Accounts payable and accrued expenses	25,285	33,012
Distributions and losses in excess of investments in unconsolidated real estate entities	16,200	15,214
Lease liability, net	23,603	23,717
Distributions payable	469	6,142
Total liabilities	731,822	663,550
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2020 and December 31, 2019	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,960,389 and 46,928,445 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	469	469
Additional paid-in capital	905,936	904,273
Retained earnings (distributions in excess of retained earnings)	(180,479)	(142,365)
Total shareholders’ equity	725,926	762,377
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	12,344	12,647
Total equity	738,270	775,024
Total liabilities and equity	$1,470,092	$1,438,574

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2020	2019
Revenue:
Room	$53,048	$68,085
Food and beverage	2,063	2,427
Other	3,518	3,676
Reimbursable costs from unconsolidated real estate entities	1,580	1,491
Total revenue	60,209	75,679
Expenses:
Hotel operating expenses:
Room	13,394	15,570
Food and beverage	1,889	2,009
Telephone	378	433
Other hotel operating	810	939
General and administrative	5,278	6,167
Franchise and marketing fees	4,720	5,932
Advertising and promotions	1,510	1,533
Utilities	2,516	2,750
Repairs and maintenance	3,462	3,611
Management fees	2,024	2,544
Insurance	360	338
Total hotel operating expenses	36,341	41,826
Depreciation and amortization	13,061	12,772
Impairment loss on investment in unconsolidated real estate entities	15,282	—
Property taxes, ground rent and insurance	6,099	6,166
General and administrative	2,765	3,514
Other charges	2,768	17
Reimbursable costs from unconsolidated real estate entities	1,580	1,491
Total operating expenses	77,896	65,786
Operating (loss) income before gain on sale of hotel property	(17,687)	9,893
Gain on sale of hotel property	1	—
Operating (loss) income	(17,686)	9,893
Interest and other income	81	55
Interest expense, including amortization of deferred fees	(6,833)	(7,197)
Loss from unconsolidated real estate entities	(3,673)	(1,123)
(Loss) income before income tax expense	(28,111)	1,628
Income tax expense	—	—
Net (loss) income	(28,111)	1,628
Net (loss) income attributable to noncontrolling interests	328	(15)
Net (loss) income attributable to common shareholders	$(27,783)	$1,613

(Loss) income per Common Share - Basic:
Net income attributable to common shareholders	$(0.59)	$0.03
(Loss) income per Common Share - Diluted:
Net income attributable to common shareholders	$(0.59)	$0.03
Weighted average number of common shares outstanding:
Basic	46,948,533	46,556,710
Diluted	46,948,533	46,734,958
Distributions declared per common share:	$0.22	$0.33

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2020	2019
Funds From Operations (“FFO”):
Net (loss) income	$(28,111)	$1,628
Gain on sale of hotel property	(1)	—
Loss on sale of assets within the unconsolidated real estate entities	8	—
Depreciation	13,000	12,710
Impairment loss on investment in unconsolidated real estate entities	15,282	—
Impairment loss from unconsolidated real estate entities	1,388	—
Adjustments for unconsolidated real estate entity items	1,926	1,818
FFO attributable to common share and unit holders	3,492	16,156
Other charges	2,768	17
Adjustments for unconsolidated real estate entity items	2	—
Adjusted FFO attributable to common share and unit holders	$6,262	$16,173
Weighted average number of common shares and units
Basic	47,496,006	46,966,901
Diluted	47,607,096	47,145,149

	For the three months ended
	March 31,
	2020	2019
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(28,111)	$1,628
Interest expense	6,833	7,197
Depreciation and amortization	13,061	12,772
Adjustments for unconsolidated real estate entity items	4,075	4,355
EBITDA	(4,142)	25,952
Impairment loss on investment in unconsolidated real estate entities	15,282	—
Impairment loss from unconsolidated real estate entities	1,388	—
Gain on sale of hotel property	(1)	—
Loss on the sale of assets within unconsolidated real estate entities	8	—
EBITDAre	12,535	25,952
Other charges	2,768	17
Share based compensation	1,206	1,059
Adjusted EBITDA	$16,509	$27,028

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2020	2019

Net (loss) income		$(28,111)	$1,628
Add:	Interest expense	6,833	7,197
	Depreciation and amortization	13,061	12,772
	Corporate general and administrative	2,765	3,514
	Other charges	2,768	17
	Loss from unconsolidated real estate entities	3,673	1,123
	Impairment loss on investment in unconsolidated real estate entities	15,282	—
Less:	Interest and other income	(81)	(55)
	Gain on sale of hotel property	(1)	—
	Adjusted Hotel EBITDA	$16,189	$26,196